UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

August 28, 2015

(Date of Report)

CHINA SOAR INFORMATION TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-55026	47-1722026
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Harcourt Road, Bank of America Tower, Suite 1308, Central Hong Kong

  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+852-6688-3925

(ISSUER TELEPHONE NUMBER)

   GO PUBLIC II, INC.

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

 This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company” “China Soar” or the “Registrant” refer to China Soar Information Technology, Inc., (formerly Go Public II, Inc.), a Delaware corporation.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS.

 Item 1.01                      Entry into a Material Definitive Agreement.

 The information contained in Item 2.01 below is incorporated by reference herein.

 SECTION 2 - FINANCIAL INFORMATION

 Item 2.01.                    Completion of Acquisition or Disposition of Assets.

 On August 24, 2015, (the “Closing Date”), the Company completed a transaction (the “Transaction”) in the form of a software license and royalty agreement, (the “ License” or the “License Agreement”) with a foreign company organized under the laws of the Peoples Republic of China, known as “Zhengzhou Xiangtian Information Technology Company Limited,” ("ZXITC"). The president of ZXITC is our sole director, Mu Chun Lin. The License Agreement allows us to receive a revenue stream equal to 45% of the gross revenue of ZXITC in exchange for licensing our intellectual property which is a mobile phone internet marketing application program that we purchased from our CEO.

The License includes the right to enter into certain agreements and use our intellectual property. The Company did not acquire any plant and equipment, and any other business and operational assets of ZXITC as part of the License, and the Company did not hire any employees of ZXITC. ZXITC will continue as an independent company, operating in the Peoples Republic of China after the Transaction. The License relates to the development and operation of a Internet and Mobile Marketing Platform in China and Hong Kong. ZXITC plans to utilize the License to provide unique online and mobile marketing services in China and Hong Kong. Our principal executive offices are located at 12 Harcourt Road, Bank of America Tower, Suite 1308, Central, Hong Kong.

Therefore, we have ceased to be a blank check shell company as of August 24, 2015 and have adopted a new business plan to provide mobile phone internet marketing services to business owners in China and Hong Kong through our licensee. We plan on offering similar services in the U.S, Europe and South America. On May 26, 2015, Mu Chun Lin was appointed as an Officer and sole Director of China Soar Information Technology, Inc., making Mu Chun Lin a related party as he is also the president and CEO of Zhengzhou Xiangtian Information Technology Company.

 Prior to the Transaction, we were a reporting company. Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below, is the information that would be required if we were filing a general form for registration of securities on Form 10 under the Exchange Act, for our common stock, which is the only class of our securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Transaction.

 The following description of the terms and conditions of the License Agreement and the transactions contemplated thereunder that are material to us does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, as amended a copy of which is filed as incorporated exhibits hereto and incorporated by reference into this Item 2.01.

 The Transaction will be accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4.

DESCRIPTION OF BUSINESS

Corporate History

China Soar Information Technology, Inc., a Delaware corporation (“the Company”) fka Go Public II, Inc. was incorporated under the laws of the State of Delaware on July 22, 2013. On May 26, 2015, our former director, Thomas DeNunzio resigned and Mu Chun Lin was appointed as our sole President, CEO, CFO and Director. Mu Chun Lin also became our sole shareholder. We changed our name from Go Public II, Inc. to China Soar Information Technology with the Delaware Secretary of State on June 16, 2015.

Business Information

Introduction

We currently own intellectual property to utilize, market, further develop and sell in North America, South America and Europe a software application called (“MIMA”) to entrepreneurs and small businesses whereas any merchant can easily create a WEB/WAP e-commerce website or cell phone client and enterprise mobile management information system by themselves. Merchants will not have to rent network hardware operation system, entrust software development and recruit professional management. Instead, we can offer the required network infrastructure and software and hardware platform for the merchant with a low monthly fee. MIMA was created, owned and developed by our director, Mu Chun Lin over the course of ten years.

Our LicensEE

Zhengzhou Xiangtian Information Technology Company Limited was established by our director Mu Chun Lin in December, 2005. Since inception, the Company has been concentrated on the research and development of software and hardware in the mobile internet industry and has achieved many technology achievements in the application field of big data. Over the five years, the Company has built an efficient project team, integrated mobile internet technology and self-developed mobile internet application platform; developing several products types and conducts users’ test . China’s Central Government is giving supporting policy to “Internet Plus” Industries which will allow ZXITC to develop their products to provide mobile internet communication application system to users for the rapid development of mobile internet application in China.

In 2012, ZXITC had the advantage to work with CNNIC to integrate with their mobile Internet cloud application system . The joint development will expedite the construction of CNNIC public supporting service system with 10% of the original cost. Subsequently, the Company began to develop a website which allow their users to create and manage their own mobile application with minimal technical knowledge. The website developed exclusively for the Chinese market, is named “MOYUN”. Currently, MOYUN Internet Mobile Application (MIMA) cloud platform is the most comprehensive cloud infrastructure in the China’s Corporate Mobile Application systems. Since the free public test inception at January, 2012, MIMA has been one of the Chinese leading cross-platform mobile application developing tools. We believe that the market in North America is ripe for such an application notwithstanding that we will have to make definitive changes to utilize and maximize the mobile application system in North America.

ZXITC is the first company to utilize a “Drag and Drop” design interface for the Mobile Application development in order to provide a user friendly interface. The system reduces the cost of mobile application development, compatibility issues and other technical complication so that users can focus more on the product interface and business profile design. The company is equipped with high performance server group and large bandwidth network to facilitate a stable and speedy access for their clients, so that they can enjoy an internet vendor class infrastructure through subscribing their services. The cloud system is implemented at a software as a service level, (SaaS) whereas users can minimize their cost of establishing as e-commerce and for mobile application deployment.

PRODUCTS AND PROJECTS

The functions and features of MIMA (including services in-operation and not in- operation)

1.	Mobile website - for Corporate Mobile website, including contents management, and design interface.

2.	Mobile client application (APP) development - content management and design interface.

3.	Internet website - content management and design interface.

4.	Business Mobile integrated information system(Customized) - develops comprehensive mobile system with Attendance, ERP, CRM functions with highly flexible design features to meet majority SME’s information technology demands.

CORPORATE STRATEGY

In addition to consummating the Transaction on August 24, 2015, we plan to operate as a business to business, (B2B) provider to provide services to merchants that enable them to create, access and manage their mobile marketing needs and their customer's needs.

Our business plan is to provide SMB's (Small, Medium Business) with the simple tools that anyone, even those with no technical skills can use to create and optimize their marketing goals resulting in seamlessly reaching out to their retail clients. We will have a full range of services and resources to work with customers towards achieving our customers marketing goals. We will provide access to our services that are intended to be  tailored to each customers’ marketing and business needs.  We believe we are  in a unique position to capitalize on the North American , South American, and European markets and deliver a transparent and customer focused business and mobile marketing and local loyalty solution.  Our primary focus will be small and medium sized businesses within our territories. There are approximately (according to Google) 1,599,600,000 people in our territories, which represents our initial target market.

We have not generated any revenue from business operations to date.

The Mobile Marketing Industry

Overview

Management contends that some perceive mobile advertising as closely related to online or internet advertising, though we believe its reach is far greater - currently, most mobile advertising is targeted at mobile phones, that came estimably to a global total of 6.9 billion as of 2014 (Source: mobithinking.com). Notably computers, including desktops and laptops, are currently estimated at approximately 1.9 billion globally (Source: ask.com).

It is probable, in our management’s opinion, that advertisers and media industry will increasingly take account of a bigger and fast-growing mobile market, though it remains at around 2.7% of global advertising spending and is estimated to increase to 7.6% by 2016 ( Source: statisa.com ). Mobile media is evolving rapidly, and while we believe mobile phones will continue to be the mainstay, it is not clear whether mobile phones based on cellular backhaul, or smart phones based on WiFi hot spot, or WiMAX hot zone, will also strengthen. However, as an illustration of the emergence of this form of advertising, that there is now a dedicated global advertising awards ceremony organized every year by Vision gain , a business information portal.

In information provided by the research firm Berg Insight, as mobile phones out number Television sets by over 3 to 1, and PC based internet users by over 4 to 1, and the total laptop and desktop PC population by nearly 5 to 1, advertisers in many markets, we contend, have recently rushed to this media. In Spain 75% of mobile phone owners receive ads, in France 62% and in Japan 54%.More remarkably as mobile advertising matures, like in the most advanced markets, the user involvement also matures. In Japan today, already 44% of mobile phone owners click on ads they receive on their phones. Mobile advertising was worth 900 million dollars in Japan alone. According to the research firm Berg Insight, the global mobile advertising market that was estimated to € 1 billion in 2008 Furthermore, Berg Insight forecasts the global mobile advertising market to grow at a compound annual growth rate of 43 percent to € 8.7 billion in 2014.

In the Q2 2013 "State of Mobile Advertising Report" by Opera Mediaworks, it is reported that mobile advertising is growing globally at a rapid rate. Opera Mediaworks reports that rich media ads are now averaging a 1.53 percentage click rate among users. App large banner ads are still the most popular, but they are on the decline.

Mobile websites are growing rapidly in China. Using a mobile phone to browse the internet in China has considerably taken off towards the end of 2012, with an ever increasing amount of the public deciding to choose their mobile phones to browse the internet rather than traditionally sitting in front of a desktop.

Some interesting statistics according to China’s internet network information center, (“CNNIC”), the Issuer of internet content provider (ICP) of all the websites hosted in China on mobile URL, General URL and Trusted URL to integrate with their mobile Internet cloud application system.

•At the end of 2012 there were 564 million internet users in China which calculates as 42.1% of the total population

•Out of 564 million internet users, 420 million decides to use their mobile to surf the internet which accounts for 74.5% of the total internet browsing population

•The level of mobile browsing in China has become significantly higher than in the West.

The stats indicate the significance of mobile internet browsing in China. Therefore, in order for a company to have a significant brand image standing in the competitive Chinese market, a well- designed mobile website is what a company should be looking to build.

China’s e-commerce market had revenue of 2.79 trillion yuan in 2014, an increase of 49.7 percent from the previous year. About three-quarters of Chinese in first-tier cities such as Beijing, Shanghai, Guangzhou, and Chongqing are already online, but in rural areas it’s 19 percent, according to a survey by McKinsey Digital of Hong Kong, which helps companies shape their digital strategies. Even so, rural Chinese have an affinity for e-commerce. Close to two-thirds of rural Chinese who do use the Internet say they have purchased items online; that compares with 72 percent of users in the cities.

Types of Mobile Ads

In some markets, this type of advertising is most commonly seen as a Mobile Web Banner (top of page) or Mobile Web Poster (bottom of page banner), while in others, it is dominated by SMS advertising Other forms include MMS advertising, advertising within mobile games and mobile videos, during mobile TV receipt, full-screen interstitials, which appear while a requested item of mobile content or mobile web page is loading up, and audio advertisements that can take the form of a jingle before a voicemail recording, or an audio recording played while interacting with a telephone-based service such as movie ticketing or directory assistance.

The Mobile Marketing Association and the IAB (Interactive Advertising Bureau) has published mobile advertising guidelines, but we contend that it is difficult to keep such guidelines current in such a fast-developing area.

The effectiveness of a mobile media ad campaign, in our estimation, can be measured in a variety of ways. The main measurements are impressions (views) and click-through rates

They are also sold to advertisers by views (Cost Per Impression) or by click-through (Cost Per Click). Additional measurements include conversion rates, such as click-to-call rates and other degrees of interactive measurement.

Mobile media can run on a mobile web page or within a mobile application, often referred to as in-App.

One of the popular models in mobile advertising, in our estimation, is Cost Per Install (CPI) where there the pricing model is based on the user installing an App on their mobile phone. CPI Mobile Advertising Networks work either as incent or non-incent. In the incent model the user is given virtual points or rewards to install the game or App.

Mobile Rich Media

In addition to standard mobile display banners, our management has observed a growing trend to include rich media execution within the banner ads. This includes banners that would expand to a larger size, offering advertisers a larger display to communicate their message. Games within the banner to make the experience more interactive or a video within the banner space.

There are limitations to rich media on mobile because all of the coding must be done in HTML5, since the iOS does not support flash.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities.  The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our software.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to currently offer the best program to suit the unique needs of our customers we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt at the conclusion of the contracts we will have in place shortly.

Competition: We compete in the advertising technology and mobile marketing business and in all other facets of our business against small, medium and large companies throughout the United States. Although we can give no assurance that our business will be able to compete against other companies with greater resources, we believe we have a competitive advantage with our software application. We plan on developing our mobile website technology in North America. We believe this will give us the ability to compete with these other companies because we can provide vendors with almost instant mobile advertising campaigns due to our mobile integrated high bandwith technology.

If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects, and failure to successfully compete for such IT professionals could materially adversely affect our ability to provide high quality services to our clients.

Our success depends largely on the contributions of our CEO technically and monetarily. We plan on hiring other IT professionals but we can not do so at this time due to lack of funds. Competition for IT professionals in the markets in which we plan to operate can be intense and, accordingly, we may not be able to retain or hire all of the IT professionals necessary to meet our ongoing and future business needs. Any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire IT professionals to meet our business requirements.

A significant increase in the attrition rate among IT professionals with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for our services.

In addition, our ability to maintain and renew existing agreements and obtain new business will depend, in large part, on our CEO. If we are unable to attract and retain the highly-skilled IT professionals we need, we may have to forgo projects for lack of resources or be unable to staff projects optimally. Our failure to attract, train and retain IT professionals with the qualifications necessary could materially adversely affect our ability to provide high quality services to our clients.

Our success depends substantially on the continuing efforts of our sole director and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our sole director and CEO. We currently do not maintain key man life insurance for our CEO. If our CEO is unable or unwilling to continue in his present position, it could disrupt our business operations, and we may not be able to replace him easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If our CEO joins a competitor or forms a competing company, we may lose clients, suppliers and know-how. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by the Licensee. If any dispute arises between us and the licensee, our source code may be misappropriated and we therefore our software could become worthless. Furthermore, there are uncertainties with legal systems in China.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a competitive environment and a number of companies have attempted to create the same kind of mobile internet application that we have a license to sell to merchants. While none of these competitors have successfully made a product comparable to what we offer, they could in the future develop a similar mobile internet communication system. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our software that we licensed to ZXITC;

• Our ability to retain existing customers or encourage repeat purchases;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, Chief Executive Officer and Director, Mu Chun Lin, beneficially owns approximately or has the right to vote on 18.95% of our outstanding common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of her ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mu Chun Lin’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Mu Chun Lin, our President CEO and sole Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mu Chun Lin, our President, CEO and sole Director. We currently do not have an employment agreement with Mu Chun Lin. The loss of his services would delay our business operations substantially.

Our business and future revenues rely heavily on our business relationship with ZXITC

As we implement our business plan, we will have to rely on ZXITC for income pursuant to a software licensing and royalty agreement. Because we are relying on an anticipated revenue stream from ZXITC, if ZXITC becomes insolvent or faces litigation, then we could be adversely effected causing you to lose some or all of your investment.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of clients, marketing our software, implementing order processing and customer service capabilities, and management of the business process. If we are not successful, we will not be able to fully implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts in the US. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our CEO will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and Director, have minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officer and Sole Director lacks experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO & sole Director Mu Chun Lin lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 75,000,000 shares are issued and outstanding as of August 27, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $15,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

PLAN OF OPERATIONS

We plan to operate as a business to business, (B2B) provider to provide services to merchants that enable them to access, build, change, monitor and manage their website from the convenience of their mobile telephone. We will have a full range of services and resources to work with customers towards achieving our customers website and marketing goals. We will provide access to our services that are intended to be tailored to each customers’ marketing and website needs. We are not currently in any discussions with businesses or individuals but we do plan on it in order to maximize our business potential and distribution reach. No assurances can be provided that any agreement will be reached. We believe we are in a unique position to capitalize on the North American market and gain a first move advantage to deliver a transparent and customer focused mobile marketing solution. Our primary focus will be small, middle and large businesses as well as individuals within North America. There are approximately 469.58 (according to Google) million people in North America, which makes it one of the most populous continents in the world and this represents our initial target market. We plan to offer mobile website and marketing solutions for a monthly fee to customers in North America. At the initial stages of our business plan all of our customers will have access to the standard MIMA features, including, free mobile-optimized templates, Premium industry-specific templates, Premium customized templates, Free web address(domain name), Premium customized web address(domain name), SEO-friendly domain name suggestions, instant, easy search engine optimization, (SEO), Social apps, reach your audience instantly ability, with all features having the ability to build, promote and market a customer's website either online or from the convenience of your mobile phone or tablet, free software upgrades. In addition, we will also offer as standard MIMA features, add maps and directions, daily deals promotion, add photos and videos instantly, secure cloud storage, automatic data back-up, analytics and reports, mobile editing and updating, fast loading pages, E-commerce tools, easy-to-use dashboard, and click to call. A material challenge to our business operations will be getting enough customers. In order to achieve this goal we will have to create incentives through advertising and other marketing venues, also, through a referral program for our customers to inform others of our services. We will encourage customers to share news about their services through email, Facebook, and Twitter, and other social media websites. If we are unable to attract customers it may have a material impact on our revenues or income or may result in our liquidity decreasing.

Competitive Advantage

Currently, we believe there appears to be limited competition in North America, as we are unaware of any company that offers such a comprehensive and feature rich platform as our turnkey solution provides.

However, we are a new entry into this marketplace and we are not well known. As such, we may compete with numerous providers of online and mobile marketing applications, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems in other markets that may enable them to attract talent, marketing support, and financing if they decide to enter the North American market.   We believe our products will be competitive in the market place and with potential customers, as our products are full featured and fully integrated while not requiring customization.  The use of our products do not require extensive training and do not require any add on components from third party developers.

We believe that our services will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through channel partners, to broaden our exposure to customers and users. Our major competition in this area, we believe,  would be Go-Daddy, Webs and Weebly.

Government Regulation

 The conduct of our business, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, may be subject to various laws and regulations administered by federal, state and local governmental agencies in North America, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products and services. We are unaware of any licenses or regulations that we have to adhere to and it is our policy to abide by the laws and regulations that apply to our business.

 We may also be subject to a number of U.S. federal or state laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm our business. These may involve user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services.

 We will rely on legal and operational compliance programs, as well as local counsel, to guide our business in complying with applicable laws and regulations of the jurisdictions in which we do business.

 We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

FUTURE DEVELOPMENT AND PLANS

As part of our development plan to face the ever challenging mobile B2B software market in North America, we plan to further develop a MIMA Professional version of its enterprise application and constantly perfect core technology to form a comprehensive service for basic informatization application of businesses. Through constant evaluation of end user’s requirements,we plan to focus on development of a leading cloud operation platform for mobile internet enterprise website which will gradually attract an increasing number of users. We also plan to establish a cloud operation platform which fully covers smart mobile client by strengthening the cooperation with application products provider, content service provider, E-commerce hosting provider and Wireless network address licensors.

Employees

As of August 27, 2015 we have one part time employee which is our sole officer and director.

Currently, our sole officer and director has the flexibility to work on our business from approximately 10 to 20 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we may hire independent consultants to assist in the development and execution of our business operations.

Revenues and Customers

 Currently, we have no revenues or customers.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 75,000,000 shares of Common issued and outstanding.

Common Stock

Common stock, ($.0001) par value, 500,000,000 shares authorized, 75,000,000 shares issued and outstanding as of August 27, 2015.

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to use the services of Mountain Share Transfer. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. They can be reached by phone at (303)-460-1149

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 12 Harcourt Road, Bank of America Tower, Suite 1308, Central, Hong Kong.

The office space is currently being provided to the Company rent-free by our President, CEO, and sole Director Mu Chun Lin. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Mu Chun Lin	27	President, Chief Executive Officer, and Director

Mu Chun Lin

 Mu Chun Lin has been the CEO of Zhengzhou Xiangtian Information Technology Company Limited since September 2006. He was responsible for the start up and development of the company into a high growth, e-commerce company. Also of note is the fact that he created procedures for hiring, training as well as management of sales team for business development with local state, government agencies which from company start-up has brought tremendous growth. Additionally, Mu Chun Lin has been responsible for developing internet mobile technology since 2006. Mu Chun Lin was assistant to the general manager and technical director of Henan Xinfeijinxin Computer Information Technolgy Co., LTD. Mu Chun Lin received a bachelor’s degree in journalism from Communication University of China in 2009.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of China Information Technology, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of China Information Technology, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of July 1, 2015 (c)	Salary ($) (d)	Bonus ($) (e)	Stock Awards ($) (f)	Option Awards ($) (g)	Non-Equity Incentive Plan Compensation ($) (h)	Nonqualified Deferred Compensation Earnings ($) (i)	All Other Compensation ($) (j)	Total ($) (k)

Mu Chun Lin , President, CEO, Director	(1)	-	-	2,000 (2)	-	-	-	-		$2,000
		-	-		-	-	-	-	$
		-	-		-	-	-	-	$

(1) The Company was incorporated in the State of Delaware July 22, 2013. July 31 is the Company’s fiscal year end. In the last fiscal year the Company did not issue any shares as compensation or for any other reason. Since the fiscal year end however, the above table highlights the shares that have been issued to our Officers and Sole Director.

(2) On May 26, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to our , President, CEO and sole director Mu Chun Lin.

Compensation of Directors

The table below summarizes all compensation of our directors as of August 27, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mu Chun Lin (1)	-	2,000 (1)	-	-	-	-
2,000

(1) On May 26, 2015, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to our President, sole director and CEO Mu Chun Lin.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 27, 2015 the Company has 75,000,000 shares of common stock outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Mu Chun Lin	20,000,000	26.67	0	0	26.67

5% Shareholders
Yang Zhi	22,316,000	29.75	0	0	29.75
Duan Qiqing	12,292,000	16.39	0	0	16.39
Hu Tao	3,512,000	4.68	0	0	4.68

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 26, 2015, Mu Chun Lin was appointed as President, CEO, and Director.

On May 26, 2015, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Mu Chun Lin, our President, CEO and CFO.

On May 26, 2015, Mr. Thomas DeNunzio resigned from the position of President, Secretary and Director.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02.                      Unregistered Sales of Equity Securities.

 Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

On April 2, 2015, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Go Public II, Inc. (the “Registrant” or “Company”), entered into a Share Cancellation Agreement (the “Agreement”) with Mr. Mu Chun Lin with an address at 81 Hao Lou, Zong Bu Qi Ye Ji Di, Gao Xin Qu, Ying Chun Ji. Zheng Zhou City, Henan Province PRC, China. Pursuant to the Agreement, on May 26, 2015 Mr. DeNunzio cancelled 20,000,000 shares of our common stock which represented all of our issued and outstanding shares in consideration of $34,900. The cancelled shares were returned to treasury resulting in Mr. DeNunzio owning after the share cancellation no shares of common stock or any other securities of the Company. Concurrently, after the cancellation of Mr. DeNunzio’s shares, the Company issued Mr. Mu Chun Lin 20,000,000 shares of our common stock to carry out our business plan.

On or about June 12, 2015, we entered into subscription agreements with 40 Chinese shareholders. Pursuant to those agreements, we sold 55,000,000 shares of common stock of the Company to these individuals at a par value of .0001.

We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to all non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

 Item 5.06.                      Change in Shell Company Status.

 Reference is made to the transaction pursuant to the license agreement dated August 24, 2015, which is incorporated herewith. The Company ceased being a shell company as of August 24, 2015.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

 Item 9.01.                      Financial Statements and Exhibits.

(a)	Audited financial statements of the Company for the fiscal years ended July 31, 2014 and July 31, 2013. Incorporated by reference to our annual report on Form 10-K, as filed with the SEC on April 21, 2015.

Unaudited financial statements of the Company for the fiscal quarter ended October 31, 2014. Incorporated herein by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on December 2, 2014.

Unaudited financial statements of the Company for the fiscal quarter ended January 31, 2015. Incorporated herein by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on February 24, 2015.

Unaudited financial statements of the Company for the fiscal quarter ended April 30, 2015. Incorporated herein by reference from our Quarterly Report on Form 10-Q, as filed with the SEC on June 9, 2015.

(b)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation, (Filed as an Exhibit to the Registrant’s registration statement on Form 10-12G , filed with the SEC on August 22, 2013, and incorporated herein by reference.)
3.2	By-laws, (Filed as an Exhibit to the Registrant’s registration statement on Form 10-12G , filed with the SEC on August 22, 2013, and incorporated herein by reference.
10.1	Software License and Royalty Agreement (1)
10.2	Bill of Sale(1)
(1) Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Soar Information Technology, Inc.

By: /s/ Mu Chun LIn
Name: Mu Chun Lin
Title: President, Chief Executive Officer, Director Date:August 28, 2015